State of West Virginia

CERTIFICATE

I, Joe Manchin III, Secretary of State of the
State of West Virginia, hereby certify that

PDC 2003-A LIMITED PARTNERSHIP

has delivered originals of its

CERTIFICATE OF LIMITED PARTNERSHIP

to me as required by the provisions of Chapter 47, Article 9, Sections 8 and 13 of the West Virginia State Code and the Certificate conforms to law and is filed in my office. I therefore declare the organization to be formed as a limited partnership for the purposes stated in its Certificate and I attach to this certification a duplicate original of its Certificate of Limited Partnership.

Given under my hand and the Great Seal of the State of West Virginia on this day of June 3, 2002

/s/ Joe Manchin III
Secretary of State

FILED
JUN 03 2002
IN THE OFFICE OF
JOE MANCHIN III
SECRETARY OF STATE
#48263

CERTIFICATE OF LIMITED PARTNERSHIP

OF

PDC 2003-A LIMITED PARTNERSHIP

The undersigned persons intending to form a West Virginia Limited Partnership pursuant to West Virginia Code Chapter 47, Article 8A, Section 1, et sic, certify as follows;

I.	The name of the Limited Partnership shall be PDC 2003-A Limited Partnership.

II.	The character of the business of the Limited Partnership shall be to engage in the exploration, production and sale of natural gas, oil and related gaseous hydrocarbon product.

III.	(a) The address of the office and (b) the name and address of the agent for the service of process shall be:

(a)	PDC 2003-A Limited Partnership 103 East Main Street Bridgeport, West Virginia 26330

(b)	Mr. Steven R. Williams 103 East Main Street Bridgeport, West Virginia 26330

IV.	The name and address of the General Partner is:

Petroleum Development Corporation
103 East Main Street
Bridgeport,  West Virginia  26330
Telephone:  (304) 842-3597

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of PDC 2003-A Limited Partnership.

Dated this 22nd day of May           , 2002.

/s/ Steven R. Williams
Steven R. Williams, President of Petroleum Development Corporation

/s/ Dale G. Rettinger
Dale G. Rettinger, Executive Vice President and Treasurer of Petroleum Development Corporation

STATE OF WEST VIRGINIA
COUNTY OF HARRISON

The foregoing Certificate of Limited Partnership of PDC 2003-A Limited Partnership, a West Virginia Limited Partnership, was acknowledged before me this 22 day of May           _, 2002, by Steven R. Williams, President of Petroleum Development corporation, a Nevada Corporation.

My commission expires:	October 16 2001	.

/s/ Misty L. Finch
Notary Public

STATE OF WEST VIRGINIA
COUNTY OF HARRISON

The foregoing Certificate of Limited Partnership of PDC 2003-A Limited Partnership, a West Virginia Limited Partnership, was acknowledged before me this 22 day of May            , 2002, by Dale G. Rettinger, Executive Vice President and Treasurer of Petroleum Development Corporation, a Nevada Corporation.

My commission expires:	October 16 2001	.

/s/ Misty L. Finch
Notary Public

This instrument was prepared by Roger J. Morgan, Esquire, YOUNG, MORGAN & CANN, Attorneys at Law, Suite One, Schroath Building, Clarksburg, West Virginia  26301.